    As filed with the Securities and Exchange Commission on April 1, 1997
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   __________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   __________

                     ASPECT TELECOMMUNICATIONS CORPORATION
            (Exact name of Registrant as specified in its charter)

              CALIFORNIA                                      94-2974062
      (State of other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                    Identification Number)
                                   __________

                                 1730 FOX DRIVE
                        SAN JOSE, CALIFORNIA 95131-2312
                                 (408) 325-2200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                   __________

                        1996 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)
                                   __________

                               JAMES R. CARREKER
                      Chairman and Chief Executive Officer
                     ASPECT TELECOMMUNICATIONS CORPORATION
                                 1730 Fox Drive
                        San Jose, California 95131-2312
                                 (408)325-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   __________

                                   Copies to:
                             Jon E. Gavenman, Esq.
                              Edward Y. Kim, Esq.
                               VENTURE LAW GROUP
                              2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 854-4488


========================================================================================================
                                            CALCULATION OF REGISTRATION FEE
========================================================================================================
      Title of               Amount           Proposed Maximum      Proposed Maximum          Amount of
  Securities to be           to be             Offering Price      Aggregate Offering       Registration
     Registered          Registered(1)         Per Share (2)            Price (2)                Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value . . .         2,000,000 shares          $21.0625            $42,125,000           $12,766
========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and the low prices of the Common Stock as reported in the Nasdaq National Market on March 25, 1997.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on March 22, 1990, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.          DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provides for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. In addition, the Registrant carries director and officer liability insurance in the amount of $20 million.

Item 7.          EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.          EXHIBITS.

           Exhibit
           Number
           ------
           4.1          1996 Employee Stock Option Plan and form of stock
                        option agreement thereunder.
           5.1          Opinion of Venture Law Group, a Professional Corporation.
           23.1         Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).
           23.2         Independent Auditors' Consent (see p. 6).
           24.1         Power of Attorney (see p. 5).
---------------

Item 9.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Aspect Telecommunications Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 1, 1997.


                                       ASPECT TELECOMMUNICATIONS CORPORATION


                                       By   /s/ JAMES R. CARREKER
                                          ------------------------------
                                            James R. Carreker,
                                            Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Carreker and Eric J. Keller, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                      Title                                 Date
                 ---------                                      -----                                 ----
           /s/ JAMES R. CARREKER                Chairman, Chief Executive Officer and          April 1, 1997
        ----------------------------            Director (Principal Executive Officer)
            (James R. Carreker)

           /s/ ERIC J. KELLER                   Vice President, Finance and Chief              April 1, 1997
        ----------------------------            Financial Officer (Principal Financial
             (Eric J. Keller)                   and Accounting Officer)

           /s/ DEBRA J. ENGEL                   Director                                       April 1, 1997
        ----------------------------
             (Debra J. Engel)

           /s/ NORMAN A. FOGELSONG              Director                                       April 1, 1997
        ----------------------------
           (Norman A. Fogelsong)

           /s/ JAMES L. PATTERSON               Director                                       April 1, 1997
        ----------------------------
           (James L. Patterson)

           /s/ JOHN W. PETH                     Director                                       April 1, 1997
        ----------------------------
            (John W. Peth)

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Aspect Telecommunications Corporation on Form S-8 of our reports dated January 14, 1997 and March 26, 1997, included and incorporated by reference in the Annual Report on Form 10-K of Aspect Telecommunications Corporation for the year ended December 31, 1996.




DELOITTE & TOUCHE L.L.P.

/s/ Deloitte & Touche LLP

San Jose, California
March 26, 1997

                               INDEX TO EXHIBITS



Exhibit                                                                                                       Page
Number                                                                                                         No.
-------                                                                                                       ----
4.1              1996 Employee Stock Option Plan and form of stock option agreement thereunder.

5.1              Opinion of Venture Law Group, A Professional Corporation.

23.1             Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).

23.2             Independent Auditors' Consent (see page 6).

24.1             Power of Attorney (see page 5).